MFS VARIABLE INSURANCE TRUST

The MFS Bond Series (the "Series"), a series of MFS Variable Insurance Trust was re-designated as MFS Research Bond Series, and added additional disclosure regarding fixed income securities, as described in the prospectus contained in Post-Effective Amendment No. 21 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on February 25, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.